EXHIBIT 4
                                                                       ---------

                    INTELLECTUAL PROPERTY SECURITY AGREEMENT
                    ----------------------------------------

      INTELLECTUAL PROPERTY SECURITY AGREEMENT (this "Agreement"), dated as of November 9, 2001, by and between The Immune Response Corporation, a Delaware corporation (the "Borrower"), and Kevin Kimberlin Partners, L.P., a Delaware limited partnership (the "Lender").

                               W I T N E S S E T H
                               - - - - - - - - - -

      WHEREAS, the Borrower and the Lender are parties to that certain Note Purchase Agreement of even date herewith (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Note Purchase Agreement"); and

      WHEREAS, the Lender is willing to loan money to the Borrower as provided for in the Note Purchase Agreement, but only upon the condition, among others, that the Borrower shall have executed and delivered this Agreement, in order to secure the timely payment, performance and satisfaction of the obligations of the Borrower under the Notes, the Warrants, the Note Purchase Agreement and this Agreement (collectively, the "Obligations").

      NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

      1. Defined Terms.

         (a) Capitalized terms used herein shall have the meanings ascribed to such terms in the Note Purchase Agreement unless otherwise defined or limited herein.

         (b) The words "hereof," "herein" and "hereunder" and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified.

         (c) All terms defined in this Agreement in the singular shall have comparable meanings when used in the plural, and vice versa, unless otherwise specified herein.

         (d) Any reference to the word "Borrower" in Sections 4, 5, 6 and 9 hereof shall be deemed to include any affiliate or subsidiary of the Borrower.

      2.   INCORPORATION   of  Premises.   The  premises  set  forth  above  are
incorporated into this Agreement by this reference thereto and are made a part hereof.


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      3.  INCORPORATION  OF THE  NOTE  PURCHASE  AGREEMENT.  The  Note  Purchase
Agreement and the terms and provisions thereof are hereby incorporated herein in their entirety by this reference thereto.

      4. GRANT OF SECURITY INTEREST IN TRADEMARKS. To secure the complete and timely payment, performance and satisfaction of all of the Obligations, the Borrower hereby grants to the Lender a security interest in, as and by way of a first mortgage and security interest having priority over all other security interests, with power of sale to the fullest extent permitted by applicable law, all of the Borrower's now owned or otherwise existing and hereafter acquired or arising: (i) trademarks, trade names, registered trademarks, trademark applications, service marks, registered service marks and service mark applications, including, without limitation, the trademarks, trade names, registered trademarks, trademark applications, service marks, registered service marks and service mark applications listed on Schedule 4.8 attached to the Note Purchase Agreement and made a part hereof ("SCHEDULE 4.8"), and (a) all renewals thereof, (b) all income, royalties, damages and payments now and hereafter due and/or payable under and with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (c) the right to sue for past, present and future infringements and dilutions thereof, (d) the goodwill of the Borrower's business symbolized by the foregoing and connected therewith and (e) all of the Borrower's rights corresponding thereto throughout the world (all of the foregoing trademarks, trade names, registered trademarks and trademark applications, service marks, registered service marks and service mark applications, together with the items described in clauses (a)-(e) in this
Section 4, are hereinafter individually and/or collectively referred to as the "Trademarks"); and (ii) all proceeds of any and all of the foregoing, including, without limitation, license royalties and proceeds of infringement suits.

      5. GRANT OF SECURITY INTEREST IN PATENTS. To secure the complete and timely payment, performance and satisfaction of all of the Obligations, the Borrower hereby grants to the Lender a security interest, as and by way of a first mortgage and security interest having priority over all other security interests, with power of sale to the fullest extent permitted by applicable law, in all of the Borrower's right, title and interest in and to the Borrower's now owned or otherwise existing and hereafter acquired or arising: (i) patents and patent applications, including, without limitation, the patents and patent applications listed on SCHEDULE 4.8, and (a) all renewals, continuances and modifications thereof, (b) all income, royalties, damages and payments now and hereafter due and/or payable under and with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith and damages and payments for past or future infringements, (c) the right to sue for past, present and future infringements, (d) the goodwill of the Borrower's business symbolized by the foregoing and connected therewith and (e) all of the Borrower's rights corresponding thereto throughout the world (all of the foregoing patents and patent applications, together with the items described in clauses (a)-(e) in this Section 5, are hereinafter individually and/or collectively referred to as the "Patents"); and (ii) all proceeds of any and all

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of the foregoing,  including, without limitation, license royalties and proceeds of infringement suits.

      6. GRANT OF SECURITY INTEREST IN TRADEMARK AND PATENT LICENSES. To secure the complete and timely payment, performance and satisfaction of all of the Obligations, the Borrower hereby grants to the Lender a security interest, as and by way of a first mortgage and security interest having priority over all other security interests, with power of sale to the fullest extent permitted by applicable law, in all of the Borrower's right, title and interest in and to the Borrower's now owned or otherwise existing and hereafter acquired or arising rights under or interest in any license agreements with any other party, whether the Borrower is a licensee or licensor under any such license agreement, including, without limitation, license agreements listed on Schedule 4.8, and the right to use the foregoing in connection with the enforcement of the Lender's rights under the Note Purchase Agreement, including, without limitation, the right to prepare for sale and sell any and all inventory now or hereafter owned by the Borrower and now or hereafter covered by such licenses (all of the foregoing are hereinafter referred to collectively as the "Licenses"). Notwithstanding the foregoing provisions of this Section 6, the Licenses shall not include any license agreement in effect as of the date hereof that by its terms expressly prohibits the grant of the security contemplated by this Agreement; provided, however, that upon the termination of such prohibitions for any reason whatsoever, the provisions of this Section 6 shall be deemed to apply thereto automatically.

      7. POWER AND AUTHORITY. The Borrower has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of the Borrower. This Agreement has been duly executed and delivered by the Borrower and is the valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, moratorium, insolvency, reorganization or other similar laws now or hereafter in effect generally affecting the enforcement of creditors' rights, specific performance, injunctive or other equitable remedies.

      8. TITLE; OTHER LIENS. Except for the security interests granted to the Lender pursuant to this Agreement, the Borrower owns each of the Trademarks, Patents and Licenses free and clear of any and all liens, claims or security or adverse interests thereon. No security agreement, financing statement or other public notice with respect to all or any of the Trademarks, Patents and Licenses is on file or of record in any public office, except as such as have been filed in favor of the Lender pursuant to this Agreement and the Note Purchase Agreement.

      9. NEW TRADEMARKS, PATENTS AND LICENSES. The Borrower represents warrants that (a) the Trademarks listed on SCHEDULE 4.8 hereto include all of the trademarks, trade names, registered trademarks, trademark applications, service marks, registered service marks and service mark applications now owned or held by the Borrower, (b) the Patents listed on SCHEDULE 4.8 hereto include all of the patents and patent applications now owned or held by the Borrower, (c) the

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Licenses  listed on SCHEDULE  4.8 hereto  include all of the license  agreements under which the Borrower is the licensee or licensor and (d) no liens, claims or security or adverse interests in such Trademarks, Patents or Licenses have been granted by the Borrower to any person or entity other than the Lender. If, prior to the termination of this Agreement, the Borrower shall (i) obtain rights to or become entitled to the benefit of any new trademarks, trade names, registered trademarks, trademark applications, service marks, registered service marks or service mark applications, (ii) obtain rights to or become entitled to the
benefit  of  any  patent  or  patent  application  or  any  reissue,   division,
continuation, renewal, extension or continuation-in-part of any Patent or any improvement on any Patent, (iii) obtain rights to or become entitled to the benefit of any new license agreements, whether as licensee or licensor, or license renewals or (iv) enter into any new or amended license agreement, the provisions of Sections 4, 5 and 6 above shall automatically apply thereto (to the extent permitted by licensors under agreements in connection with the granting of such licenses). The Borrower shall give to the Lender prompt written notice of events described in clauses (i), (ii), (iii) and (iv) of the preceding sentence, and in any event within thirty (30) days, after the occurrence thereof. The Borrower hereby authorizes the Lender to modify this Agreement unilaterally (i) by amending SCHEDULE 4.8 hereto to include any future trademarks, trade names, registered trademarks, trademark applications, service
marks,   registered  service  marks  and  service  mark  applications  that  are
Trademarks  under  Section 4 above or under  this  Section  9, (ii) by  amending
SCHEDULE 4.8 hereto to include any future patents and patent applications, that are Patents under Section above or under this Section 9, (iii) by amending
SCHEDULE 4.8 hereto to include any future license agreements that are Licenses under Section 6 above or under this Section 9 and (iv) by filing, in addition to and not in substitution for this Agreement, a duplicate original of this Agreement containing on SCHEDULE 4.8 thereto, as the case may be, such future trademarks, tradenames, registered trademarks, trademark applications, service marks, registered service marks and service mark applications and containing on
SCHEDULE 4.8 thereto, as the case may be, such future patents and patent applications and containing on SCHEDULE 4.8 thereto, as the case may be, such future license agreements.

      10. RESTRICTIONS ON FUTURE AGREEMENTS. The Borrower will not enter into any agreement, including, without limitation, any license agreement, that is inconsistent with this Agreement or that would be reasonably likely to have a material adverse effect on the security interests held by the Lender pursuant to this Agreement, and the Borrower further agrees that it will not take any action, and will use its best efforts not to permit any action to be taken by others subject to its control, including, without limitation, licensees, or fail to take any action, that could be reasonably expected to, in any material respect, affect the validity or enforcement of the rights transferred to the Lender under this Agreement or the rights associated with the Trademarks, the Patents or the License.

      11. ROYALTIES. The Borrower hereby agrees that the use by the Lender of the Trademarks, Patents and Licenses as authorized hereunder in connection with the Lender's exercise of its rights and remedies under Section 20 hereof or pursuant to the Note Purchase Agreement or any of the documents contemplated

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thereby  (collectively,  the "Loan  Documents")  shall be  coextensive  with the
Borrower's rights thereunder and with respect thereto and without any liability for royalties or other related charges from the Lender to the Borrower.

      12. RIGHT TO INSPECT; FURTHER ASSIGNMENTS AND SECURITY INTEREST; FUTURE INDEBTEDNESS. The Lender may from time to time hereafter (at the Borrower's expense, but not more than once per calendar year absent an Event of Default or Nonpayment of Maintenance Fees (as defined in Section 14 hereof)) have access to, examine, audit, make copies and extracts from and inspect the Borrower's premises and examine the Borrower's books, records and operations relating to the Trademarks, Patents and Licenses. The Borrower agrees (i) not to sell or assign any of its interests in, or grant any license under the Trademarks or the Patents without the prior and express written consent of the Lender and/or (ii) not to sell or assign its respective interests in the Licenses without the prior and express written consent of the Lender. Without the prior and express written consent of the Lender, which consent shall not be unreasonably withheld, the Borrower hereby agrees that it shall not, while any of the Obligations are outstanding, incur, create or assume any indebtedness that is senior to the indebtedness evidenced by any of the Notes or grant any further security interest in the Trademarks, Patents and Licenses, and any modifications thereto pursuant to Section 9 hereof (the "Collateral"), even if such interest shall be junior to that of the Lender.

      13. NATURE AND CONTINUATION OF THE LENDER'S SECURITY INTEREST; TERMINATION OF THE LENDER'S SECURITY INTEREST. This Agreement is made for collateral security purposes only. This Agreement shall create a continuing security interest in the Trademarks, Patents and Licenses and shall terminate only when the Obligations have been paid or performed in full and the Note Purchase Agreement has been terminated in accordance with its terms. When this Agreement has terminated, the Lender shall promptly execute and deliver to the Borrower, at the Borrower's expense, all termination statements and other instruments as may be necessary or proper to terminate the Lender's security interest in the Trademarks, Patents and Licenses, subject to any disposition thereof that may have been made by the Lender pursuant to this Agreement.

      14. DUTIES OF THE BORROWER. The Borrower shall (a) prosecute diligently any trademark application or service mark application that is part of the Trademarks pending as of the date hereof or hereafter until the termination of this Agreement, (b) prosecute diligently any patent application that is part of the Patents pending as of the date hereof or hereafter until the termination of this Agreement and (c) take all reasonable and necessary action to preserve and maintain all of the Borrower's rights in the Trademarks, the Patents and the Licenses, including, without limitation, the commencement of legal action for any infringement thereof by a third party that materially impairs the value of the Collateral; PROVIDED, HOWEVER, that the Borrower shall not be obligated to take any of the foregoing actions unless the failure to take such actions would

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be  reasonably  likely to have a  material  adverse  effect  on  either  (x) the business, operations or condition of the Borrower or (y) the security interests of the Lender held pursuant to this Agreement. The Borrower further agrees (i) not to abandon any Trademark, Patent or License without the prior written consent of the Lender and (ii) to use its best efforts to maintain in full force and effect the Trademarks, Patents and Licenses, including, without limitation, the timely payment of any maintenance fees for the Patents and/or the Trademarks; PROVIDED, HOWEVER, that the Borrower shall not be obligated to take any of the foregoing actions unless the failure to take such actions would be reasonably likely to have a material adverse effect on either (x) the business, operations or condition of the Borrower or (y) the security interests of the Lender held pursuant to this Agreement.. Any expenses incurred in connection with the foregoing shall be borne by the Borrower. The Lender shall not have any duty with respect to the Trademarks, the Patents or the Licenses. Without limiting the generality of the foregoing, the Lender shall not be under any obligation to take any steps necessary to preserve rights in the Trademarks, the Patents or the Licenses against any other parties, but the Lender may do so, at its option, (x) if the Lender does not receive written confirmation of the payment of maintenance fees for the Patents and/or the Trademarks at least twenty (20) days prior to the due date for such payments, in which event the Lender may pay such fees ("Nonpayment of Maintenance Fees") or (y) from and after the occurrence and during the continuance of an Event of Default, and all expenses incurred in connection with clauses (x) and (y) of this Section 14 (including, without limitation, reasonable fees and expenses, including legal fees, of the Lender) shall be for the sole account of the Borrower and shall be added to the Obligations secured hereby.

      15. INDEMNIFICATION BY THE BORROWER. The Borrower hereby agrees to indemnify and hold harmless and pay or reimburse the Lender for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (including reasonable attorneys' fees) of any kind whatsoever that may be imposed on, incurred by or asserted against the Lender in connection with, or in any way arising out of, any suits, proceedings or other actions, relating to any or all of the Trademarks, the Patents or the Licenses (including, without limitation, whether brought by the Borrower or any other Person, suits, proceedings or other actions in which an allegation of liability, strict or otherwise, is or may be made by any Person who alleges or may allege having suffered damages as a consequence of alleged improper, imprudent, reckless, negligent, willful, faulty, defective or substandard design, testing, specification, manufacturing supervision, manufacturing defect, manufacturing deficiency, publicity or advertisement or improper use, howsoever arising or by whomsoever caused, of any inventions disclosed and claimed in the Patents or any of them); unless with respect to any of the above, the Lender is judicially determined to have acted or failed to act with gross negligence or willful misconduct. The indemnification provisions in this Section 15 shall survive the termination of this Agreement.

      16. THE LENDER'S RIGHT TO SUE. From and after the occurrence and during the continuance of an Event of Default, the Lender shall have the right, but shall not be obligated, to bring suit in its own name to enforce the Trademarks, the Patents and the Licenses and, if the Lender shall commence any such suit, the Borrower shall, at the request of the Lender, do any and all lawful acts and execute any and all proper documents reasonably required by the Lender in aid of

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such enforcement. The Borrower shall, upon demand, promptly reimburse the Lender for all costs and expenses incurred by the Lender in the exercise of its rights under this Section 16 (including, without limitation, reasonable fees and expenses, including legal fees, of the Lender).

      17. WAIVERS. The Lender's failure, at any time or times hereafter, to require strict performance by the Borrower of any provision of this Agreement shall not waive, affect or diminish any right of the Lender thereafter to demand strict compliance and performance therewith nor shall any course of dealing between the Borrower and the Lender have such effect. No single or partial exercise of any right hereunder shall preclude any other or further exercise thereof or the exercise of any other right. None of the undertakings, agreements, warranties, covenants and representations of the Borrower contained in this Agreement shall be deemed to have been suspended or waived by the Lender unless such suspension or waiver is in writing signed by an officer of the Lender and directed to the Borrower and specifying such suspension or waiver.

      18. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but the provisions of this Agreement are severable and, if any clause or provision shall be held invalid and unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part hereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

      19. MODIFICATION. Neither this Agreement nor any provision hereof may be altered, amended or modified in any way, except as specifically provided in
Section 9 hereof or in a written instrument signed by the parties hereto.

      20. POWER OF ATTORNEY; CUMULATIVE REMEDIES.

         (a) The Borrower hereby irrevocably designates, constitutes and appoints the Lender (and all officers and agents of the Lender designated by the Lender in its sole and absolute discretion) as the Borrower's true and lawful attorney-in-fact, and authorizes the Lender and any of the Lender's designees, in the Borrower's or the Lender's name, upon the occurrence and during the continuation of an Event of Default to take any action and execute any instrument necessary or reasonably advisable to accomplish the purposes of this Agreement, including, without limitation, to (i) endorse the Borrower's name on all applications, documents, papers and instruments necessary or desirable for the Lender in the use of the Trademarks, the Patents or the Licenses, (ii) assign, pledge, convey or otherwise transfer title in or dispose of the Trademarks, the Patents or the Licenses to anyone, (iii) grant or issue any exclusive or nonexclusive license or sublicense under the Trademarks, the Patents or the Licenses to anyone and (iv) take any other actions with respect to the Trademarks, the Patents or the Licenses as the Lender deems in its best interest for the payment of the Obligations. The Borrower hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable until

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this Agreement is  terminated.  The Borrower  acknowledges  and agrees that this
Agreement is not intended to limit or restrict in any way the rights and remedies of the Lender under the Note Purchase Agreement or any of the other Loan Documents, but rather is intended to facilitate the exercise of such rights and remedies.

         (b) The Lender shall have, in addition to all other rights and remedies given it by the terms of this Agreement, all rights and remedies allowed by law and the rights and remedies of a secured party under the Uniform Commercial Code ("UCC") as enacted in any jurisdiction in which the Trademarks, the Patents or the Licenses may be located or deemed located. Upon the occurrence and during the continuance of an Event of Default and the election by the Lender to exercise any of its remedies under Section 9-504 or Section 9-505 of the UCC, or the equivalent remedy provisions under revised Article 9 of the UCC, as enacted in the governing jurisdiction, with respect to the Trademarks, the Patents or the Licenses, the Borrower agrees to assign, convey and otherwise transfer title in and to the Trademarks, the Patents and the Licenses, to the Lender or any transferee of the Lender and to execute and deliver to the Lender or any such transferee all such agreements, documents and instruments as may be necessary, in the Lender's sole discretion, to effect such assignment, conveyance and transfer. All of the Lender's rights and remedies with respect to the Trademarks, the Patents and the Licenses, whether established hereby, by the Note Purchase Agreement or by any other agreements or by law, shall be cumulative and may be exercised separately or concurrently. Notwithstanding anything set forth herein to the contrary, it is hereby expressly agreed that upon the occurrence and during the continuance of an Event of Default, the Lender may exercise any of the rights and remedies provided in this Agreement, the Note Purchase Agreement or any of the other Loan Documents. To the extent permitted by applicable law, the Borrower agrees that any notification of intended disposition of any of the Trademarks, the Patents or the Licenses required by law shall be deemed reasonably and properly given if given at least ten (10) days, if such notice is given by facsimile or twelve (12) days, if such notice is given by mail, before such disposition; provided, however, that the Lender may give any shorter notice that is commercially reasonable under the circumstances.

      21. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Borrower and its successors and permitted assigns, and shall inure to the benefit of the Lender and its nominees, successors and assigns. The Borrower's successors and assigns shall include, without limitation, a receiver or a trustee of the Borrower; PROVIDED, HOWEVER, that the Borrower shall not voluntarily assign or transfer its rights or obligations hereunder without the Lender's prior written consent.

      22. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the internal laws of the State of New York applicable to agreements made and to be wholly performed in New York.

      23. NOTICES. All notices or other communications hereunder shall be given in the manner and to the addresses set forth in the Note Purchase Agreement.


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      24. SECTION  HEADINGS.  The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

      25. MERGER. This Agreement, together with the other Loan Documents, represents the final agreement of the Borrower and the Lender with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or subsequent oral agreements between the Borrower and the Lender.

      26. EFFECTIVENESS. This Agreement shall become effective on the date of the Note Purchase Agreement.


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      IN WITNESS  WHEREOF,  the parties hereto have duly executed this Agreement as of the day and year first above written.


                                       THE IMMUNE RESPONSE CORPORATION,
                                       a Delaware corporation


                                       By: /s/ Howard Sampson
                                           ----------------------

                                       Name: Howard Sampson

                                       Title: Vice President, Finance
                                              Chief Financial Officer, Treasurer




                                        KEVIN KIMBERLIN PARTNERS, L.P.,
                                        a Delaware limited partnership



                                        By:  /s/ Kevin Kimberlin
                                             -----------------------------

                                        Name: Kevin Kimberlin
                                             ------------------------------

                                        Title: Member Manager
                                             ------------------------------